UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2006
(November 17, 2006)

SPORTS SOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-125131	20-1917956
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

Xicheng Industrial Zone of Luoshan, Xinyang
Henan Province, The People’s Republic of China

Registrant’s telephone number, including area code (86) 27 853 75701

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

On October 11, 2006 (the “Closing Date”), Sports Source, Inc. (“Sports Source”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Kinfair Holdings Limited, a Hong Kong company (“Kinfair”), and Auto Chance International Limited, a British Virgin Islands company (the “Stockholder”). Pursuant to the Exchange Agreement, Sports Source acquired all of the issued and outstanding securities of Kinfair, a holding company, from the Stockholder in exchange for 7,500,000 newly-issued shares of Sports Source’s common stock, representing approximately 59.34% of Sport Source’s issued and outstanding common stock (the “Exchange”). As a result of the Exchange, Kinfair became a wholly owned subsidiary of Sports Source. Sports Source currently has no other business operations other than those of Kinfair.

Attached hereto as Exhibit 99.1 is a disclosure of financial information and the Unaudited Pro Forma Consolidated Financial Statements of Kinfair and its subsidiaries (formerly Henan Jinding Chemicals Co. Ltd.) for the periods ended September 30, 2006 (the "Consolidated Financial Statements").

A copy of Sport Source’s press release regarding the Consolidated Financial Statements is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements for Business Acquired

(b)	Pro Forma Financial Information

(c)	Exhibits

99.1
Unaudited Pro Forma Consolidated Financial Statements of Kinfair Holdings Limited and Subsidiaries (formerly Henan Jinding Chemicals Co. Ltd.): Unaudited Pro Forma Consolidated Balance Sheets as of September 30, 2006, Unaudited Pro Forma Consolidated Statements of Income and Comprehensive Income for the three months ended September 30, 2006.

99.2	Press Release of Sports Source, Inc dated November 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2006

SPORTS SOURCE, INC.

By:	/s/ Wang Gui Quan
Name: Wang Gui Quan
Title: President